SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2009

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2009, Ultra Clean Holdings, Inc. (the “Company”) announced the departure of Jack Sexton, its Vice President and Chief Financial Officer, effective immediately.  Mr. Sexton is expected to be eligible to receive severance benefits.  The Company will immediately begin a search to identify a qualified candidate to fill the position of Chief Financial Officer.

Linda Clements has been appointed effective upon Jack Sexton’s departure as its principal financial officer and principal accounting officer on an interim basis.

Ms. Clements, age 55, joined Ultra Clean in November 2006 as Vice President of Finance.  Prior to joining Ultra Clean she was an independent consultant serving in interim and/or part time senior financial management positions in both start-up and large global organizations in the semiconductor, telecommunications, network hardware, flat panel, outsourced manufacturing and software industries from 1997 to 2000 and 2001 to 2006.  From 2000 to 2001, she served as Vice President and Chief Financial Officer of Wish Solutions, Inc.  From 1986 to 1997, she held various senior finance and accounting positions with Exar Corporation, most recently as Director of Finance and Corporate Controller.  Ms. Clements was a senior manager in the certified public accounting firm of Graubart & Co. from 1983 to 1986.   She holds a bachelor of science in business administration with a concentration in accounting from California State University Long Beach and became a certified public accountant in 1982.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	April 15, 2009	By:	/s/ Clarence Granger
			Name:	Clarence Granger
			Title:	Chief Executive Officer